Exhibit 21
SUBSIDIARIES OF OXFORD INDUSTRIES, INC.
     The following table lists each subsidiary of Oxford Industries, Inc. indented under the name of its immediate parent, the percentage of each subsidiary’s voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

		Jurisdiction of
	% of Voting	Incorporation or
Name	Securities	Organization
Oxford Industries, Inc.

Ben Sherman Clothing, Inc.	100	Georgia
Camisas Bahia Kino S.A. de C.V.	100	Mexico
Industrias Lanier De Honduras S. de R.L.	50[1]	Guatemala
Lionshead Clothing Company	100	Delaware
Manufacturera de Sonora, S.A. de CV	99[2]	Mexico
Oxford Caribbean, Inc.	100	Delaware
Oxford de Colon, S.A.	100	Costa Rica
Oxford Garment, Inc.	100	Delaware
Oxford Lockbox, Inc.	100	Delaware
Oxford Industries Foundation, Inc.	100	Georgia
Oxford International, Inc.	100	Georgia
Oxford of Europe	100	United Kingdom
Oxford of South Carolina, Inc.	100	South Carolina
Oxford Private Limited of Delaware, Inc.	100	Delaware
Oxford Products (International) Limited	99.99[3]	Hong Kong
Piedmont Apparel Corporation	100	Delaware
SFI of Oxford Acquisition Corporation	100	Delaware
Tommy Bahama Group, Inc.	100	Delaware
Viewpoint Marketing, Inc.	100	Florida

Ben Sherman Group Limited

Ben Sherman Australia (Pty) Ltd.	100	Australia
Ben Sherman (Lurgan) Limited	100	United Kingdom

[1]	50% of the voting securities of Industrias Lanier de Honduras S.A. is owned by Oxford Caribbean, Inc.

[2]	1% of the voting securities of Manufacturera de Sonora, S.A. de CV is owned by Oxford International, Inc.

[3]	One share of Oxford Products (International) Limited is owned by Oxford International, Inc. Oxford Products (International) Limited has 150,000 shares issued and outstanding.

		Jurisdiction of
	% of Voting	Incorporation or
Name	Securities	Organization
Ben Sherman (Manufacturing) Limited	100	United Kingdom
Dunkeld Fashions Limited	100	United Kingdom
Neal and Cooper Limited	100	United Kingdom
Rodeo International Limited	100	United Kingdom
Sherman Cooper Marketing Limited	100	United Kingdom
Slix Limited	100	United Kingdom
Tern Shirts Limited	100	United Kingdom
Textile Caledonia Investments Limited	100	United Kingdom
The Branded Shirt Co. Limited	100	United Kingdom

Ben Sherman Holdings Limited

Oxford Industries (UK2) Limited	100	United Kingdom

Ben Sherman Limited

Ben Sherman Group Limited	100	United Kingdom

Oxford Caribbean, Inc.

Q.R. Fashions S. de R.L.	100	Honduras

Oxford Industries (UK2) Limited

Oxford Industries (UK3) Limited	100	United Kingdom

Oxford Industries (UK3) Limited

Ben Sherman Limited	100	United Kingdom

Oxford International, Inc.

Oxford Internacional de Guatemala Sociedad Anonima	99[4]	Guatemala

Oxford Private Limited of Delaware, Inc.

Ben Sherman Holdings Limited	100	United Kingdom

Oxford Products (International) Limited

Industrias Oxford de Merida, S.A. de CV	99[5]	Mexico
Oxford Phillipines, Inc.	96.25[6]	Phillippines
Tommy Bahama Global Sourcing Limited	100	Hong Kong

Piedmont Apparel Corporation

Patch Licensing LLC	66-2/3[7]	Delaware

[4]	1% of the voting securities of Oxford Internacional de Guatemala Sociedad Anonima is owned by various individuals.

[5]	1% of the voting securities of Industrias Oxford de Merida, S.A. de CV is owned by Oxford Industries, Inc.

[6]	3.74% of the voting securities of Oxford Phillipines, Inc. is owned by Oxford Industries, Inc. Nominal ownership interests of certain of the voting securities of Oxford Phillippines, Inc. are owned by various individual employees.

		Jurisdiction of
	% of Voting	Incorporation or
Name	Securities	Organization
Tommy Bahama Beverages, LLC

Tommy Bahama Texas Beverages, LLC	100	Texas

Tommy Bahama Global Sourcing Limited

Maxsend Trading Limited	100	Hong Kong

Tommy Bahama Group, Inc.

Tommy Bahama R&R Holdings, Inc.	100	Delaware

Tommy Bahama R&R Holdings, Inc.

Tommy Bahama Beverages, LLC	100	Delaware

[7]	33-1/3% of the membership interests of Patch Licensing LLC are owned by an entity unaffiliated with Oxford Industries, Inc.